UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	June 4, 2019

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.
The Company's annual meeting of stockholders was held on June 4, 2019.  The three proposals considered at the annual meeting were voted on as follows:

Proposal 1:  The election of eight directors for the ensuing year.  The number of votes cast for and withheld for each nominee for director is set forth below.

NOMINEE:	FOR:	WITHHELD:
Brent Beshore	5,315,845	1,516,958
Vicki Cantrell	6,446,937	385,866
Janet Carr	6,477,746	355,057
Jefferson Gramm	6,453,032	379,771
Sharon M. Leite	6,483,622	349,181
James Pappas	6,493,330	339,473
Sejal Patel	5,964,847	868,180
William M. Warren	6,462,847	369,956

Proposal 2:  Ratification of the appointment of the Company's independent accounting firm for 2019.  The number of votes cast for and against this proposal, as well as the number of abstentions with respect to this proposal, are set forth below:

FOR	AGAINST	ABSTAIN
7,699,393	63,061	795,864

Proposal 3:  Advisory vote regarding executive compensation.  The number of votes cast for and against this proposal, as well as the number of abstentions with respect to this proposal, are set forth below:

FOR	AGAINST	ABSTAIN
5,984,833	842,105	5,865

Item 8.01 Other Events
On June 4, 2019, the Board of Directors expanded the Company's stock repurchase plan to increase the present size of the plan to 1 million shares of common stock and extended the expiration date of the stock repurchase plan from August 9, 2019 to August 9, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TANDY LEATHER FACTORY, INC.

Date: June 7, 2019	By: /s/ Tina Castillo
Tina Castillo, Chief Financial Officer